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                                                                    EXHIBIT 11.1


                         THE CHARLES SCHWAB CORPORATION

              COMPUTATION OF EARNINGS PER COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                                                       Year Ended December 31,
                                                               --------------------------------------
                                                                 1993            1992          1991
                                                               --------        -------        -------
    Income before extraordinary charge                         $124,368        $81,228        $49,468
    Extraordinary charge - early retirement of debt               6,700
                                                               --------        -------        -------
    NET INCOME                                                 $117,668        $81,228        $49,468
                                                               ========        =======        =======
    SHARES*
        Weighted average number of common
            shares outstanding                                   57,558         57,369         57,356
        Common stock equivalent shares
            related to option plans                               1,892          1,199          1,269
                                                               --------        -------        -------
        Weighted average number of common and
            common equivalent shares outstanding                 59,450         58,568         58,625
                                                               ========        =======        =======
    EARNINGS PER COMMON EQUIVALENT SHARE
      Income before extraordinary charge                       $   2.09        $  1.39        $   .84
      Extraordinary charge - early retirement of debt               .11
                                                               --------        -------        -------
      Earnings per common equivalent share                     $   1.98        $  1.39        $   .84
                                                               ========        =======        =======

    * Reflects the 1993 three-for-two common stock split.